                                                                 Exhibit (e)(4)

[LOGO] The AIG Life Companies (U.S.)

                            EXECUTIVE ADVANTAGE(SM)
                              PREMIUM ALLOCATION

Policy Number: _________________________               Policyholder: _______________________________________
                                                                  (Last Name, First Name, Middle Name)
Insured: _____________________________________________ Social Security No.:       -      -
       (Last Name, First Name, Middle Name)

[_] I revoke my current Premium Allocation and direct that all future premiums be invested as described below. Allocation of Premium

         Guaranteed Account                                    $_____

         AllianceBernstein Variable Products Series Fund, Inc.
               Growth Portfolio............................... $ _____
               Growth and Income Portfolio.................... $ _____
               Large Cap Growth Portfolio..................... $ _____
               Small Cap Growth Portfolio..................... $ _____
         American Century Variable Portfolios, Inc.
               VP Income & Growth Fund........................ $ _____
               VP International Fund.......................... $ _____
         BlackRock Variable Series Funds, Inc.
               BlackRock Basic Value V.I. Fund................ $ _____
               BlackRock Fundamental Growth V.I. Fund......... $ _____
               BlackRock Government Income V.I. Fund.......... $ _____
               BlackRock Value Opportunities V.I. Fund........ $ _____
         Credit Suisse Trust
               Emerging Markets Portfolio..................... $ _____
               Global Small Cap Portfolio..................... $ _____
               International Focus Portfolio.................. $ _____
               Large Cap Value Portfolio...................... $ _____
               Mid-Cap Core Portfolio......................... $ _____
               Small Cap Core I Portfolio..................... $ _____
         Fidelity Variable Insurance Products
               VIP Balanced Portfolio......................... $ _____
               VIP Contrafund Portfolio....................... $ _____
               VIP Index 500 Portfolio........................ $ _____
         Franklin Templeton Variable Insurance Products Trust
               Money Market Fund- Class 1..................... $ _____
             Developing Markets Securities Fund - Class 2..... $ _____
               Foreign Securities Fund - Class 2.............. $ _____
               Growth Securities Fund - Class 2............... $ _____
         Goldman Sachs Variable Insurance Trust
               Strategic International Equity Fund............ $ _____
               Structured U.S. Equity Fund.................... $ _____
         J.P. Morgan Series Trust II
               Small Company Portfolio........................ $ _____

         The Universal Institutional Funds, Inc.
               Core Plus Fixed Income Portfolio............... $ _____
               Emerging Markets Equity Portfolio.............. $ _____
               High Yield Portfolio........................... $ _____
               Mid Cap Growth Portfolio....................... $ _____
               U.S. Mid Cap Value Portfolio................... $ _____
         Neuberger Berman Advisers Management Trust
               AMT Partners Portfolio......................... $ _____
            PIMCO Variable Insurance Trust
               High Yield Portfolio........................... $ _____
               Long-Term U.S. Government Portfolio............ $ _____
               Real Return Portfolio.......................... $ _____
               Short-Term Portfolio........................... $ _____
               Total Return Portfolio......................... $ _____
            Vanguard Variable Insurance Fund
               Total Bond Market Index Portfolio.............. $ _____
               Total Stock Market Index Portfolio............. $ _____
            AIG Retirement Company I
               International Equities Fund.................... $ _____
               Mid Cap Index Fund............................. $ _____
               Small Cap Index Fund........................... $ _____

As Policyholder, I represent that:

a) the statements and answers in this Premium Allocation are written as made by me and are complete and true to the best of my knowledge and belief.

b) I have received copies of the current prospectuses.

c) I understand that the Death Benefit and Cash Surrender Value may increase or decrease depending on investment performance.

d) I understand that the Policy will lapse if Net Cash Surrender Value becomes insufficient to cover monthly deductions.

e) I believe that this Policy will meet my insurance needs and financial objectives.

------------------------------------  -----------------------------------
Signature of Insured                  Signature of Policyholder (If
                                      other than Insured)
________________________ ____, 2007
Date Signed
------------------------------------
Premium Allocation, Executive
Advantage(SM), 04/07